Exhibit 1

AGREEMENT REGARDING THE JOINT FILING OF
SCHEDULE 13D/A

The undersigned hereby agree that the statement on Schedule 13D/A to which this Agreement is annexed as Exhibit 1 is filed on behalf of each of them in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated:  December 12, 2012

JEFFERIES CAPITAL PARTNERS IV L.P.
JEFFERIES EMPLOYEE PARTNERS IV LLC
JCP PARTNERS IV LLC

By: JEFFERIES CAPITAL PARTNERS LLC,
as Manager

By: /s/ Brian P. Friedman
Name: Brian P. Friedman
Title: Managing Member

JCP IV LLC

By: JEFFERIES CAPITAL PARTNERS LLC,
as Managing Member

By: /s/ Brian P. Friedman
Name: Brian P. Friedman
Title: Managing Member

JEFFERIES CAPITAL PARTNERS LLC

By: /s/ Brian P. Friedman
Name: Brian P. Friedman
Title: Managing Member

/s/ Brian P. Friedman
Brian P. Friedman

/s/ James L. Luikart
James L. Luikart